                             Exhibit (10)(c)
                             ---------------


          Proposed form of Application for Policy (Simplified Issue)

                              APPLICATION

                                  FOR

                               INSURANCE

                          (SIMPLIFIED ISSUE)




                                General
                               American
                        LIFE INSURANCE COMPANY
                       ST. LOUIS, MISSOURI 63166
                                [Logo]





9365
(6/89)                                                                 0195

    THESE NOTICES MUST BE DETACHED AND GIVEN TO THE PROPOSED INSURED.
    -----------------------------------------------------------------

              NOTICE OF INSURANCE INFORMATION PRACTICES


    Thank you for your application to General American Life Insurance Company. Some personal information was furnished by you in this application. We may need to obtain additional information from other sources. We may call you from our Home Office in St. Louis to confirm or add to this information. The questions asked during the phone interview will be detailed so you may want to have records available about your income and health history. To see if you qualify for the insurance policy applied for, we need this information about you. The Authorization you signed on the application will allow us to obtain information and to share it with others when necessary. No unnecessary disclosures will be made and all information we receive will be treated as confidential by us and our reinsurers. However, in some cases it may be necessary to disclose information to others, such as your doctor or insurance regulators, without your prior consent.

    You have the right to review and correct this information. You also have the right to get a copy of any investigative consumer report which is done. If an investigative consumer report is requested from a consumer reporting agency, such a report contains information about your character, general reputation, personal characteristics, mode of living and health. The information may be obtained through interviews with you, your neighbors, friends and others who know you. On request from you, we will tell you whether or not such a report was done. We will give you the name and address of the agency so that you may request a copy of the report.

    If you want to know more about our practices and your rights, a full notice can be obtained from the Director of our New Business Operations Department, E1-13, General American Life Insurance
    Company, 13045 Tesson Ferry Rd., St. Louis, MO 63128.


                  MEDICAL INFORMATION BUREAU NOTICE

    We or our reinsurers may make a brief report to the Medical Information Bureau, Inc. (MIB, Inc.). This is a non-profit membership organization of life insurance companies which operates as an information exchange on behalf of its members. MIB, Inc. will give a member company information in its file when: (1) you apply or submit a claim to that company for life or health insurance, and
    (2) that company has your signed authorization.

    MIB, Inc. will give you information from your file on receipt of a request from you. Medical information will be disclosed only to a medical professional of your choice. Under the provisions of the Fair Credit Reporting Act, you may question the accuracy of information in the file and seek a correction by contacting the Bureau's information office at P.O. Box 105, Essex Station, Boston, MA 02112, telephone number (617) 426-3660.


9365
(6/89)

                          CONDITIONAL RECEIPT
                          -------------------

No insurance will become effective prior to policy delivery until each and
--------------------------------------------------------------------------
every condition contained in this receipt is met. No agent or broker of the
---------------------------------------------------------------------------
company is authorized to alter or waive any of the following conditions:
------------------------------------------------------------------------

Received from                          this    day of             , 19  ,
              ------------------------      --        ------------    --
the sum of $             in connection with the application for Life
            ------------
Insurance with General American Life Insurance Company.

The conditions under which insurance, for which the above payment is intended, may become effective prior to policy delivery, are as follows:

1. Our underwriters must formally determine that the Proposed Insured was, on the Effective Date as defined later, a risk acceptable to the Company under its rules, standards and practices for the exact plan and amount of insurance and for all supplemental riders (i.e., the policy) applied for and at least standard premium rates, without any modification.
2. The amount of the payment taken with the application must be equal to the amount of the full first premium according to the mode of premium payment selected. This Conditional Receipt must be given at the same time. (Checks must be paid the first time presented.)

If each and every one of the above conditions shall have been fulfilled, then the insurance as provided by the terms and conditions of the policy applied for will become effective prior to policy delivery. The total amount of insurance (life insurance and accidental death benefits) which may become effective prior to policy delivery shall not exceed $500,000 or the amount applied for, whichever is less. This maximum amount will be reduced by any other life and accidental death insurance in force with us. However, the minimum amount will either be the amount applied for or $25,000, whichever is less.

"Effective Date" as used in this receipt means the later of (a) the date the application is signed, (b) the date of completion of all medical examinations, if required, and (c) the Policy Issue Date.

If one or more of the conditions is not met, the liability of the Company will be limited to the return of the sum received, with interest.

Insurance under this Receipt will terminate when a policy is issued by us, the date we formally determine not to offer any policy, or on the 60th day after the date of this receipt, whichever is earliest.

"ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY: DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK".

Signature of Agent
                   ----------------------------------------------------------
-----------------------------------------------------------------------------

            AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize General American, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application. This information may be about: (a) age;
(b) medical history, condition and care; (c) physical and mental health;
(d) occupation; (e) income; (f) avocations; (g) driving record; (h) other personal characteristics; and (i) other insurance. It includes the use of alcohol, drugs and tobacco.
I authorize any physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, consumer reporting agency or other insurance company, to release information about me to General American on receipt of this Authorization. I also authorize all said sources, except MIB, Inc., to give such records or knowledge to any agency or representative employed by General American to collect and transmit such information. General American or its representative(s) may also release this information about me to its reinsurer, to the MIB, Inc., or to another insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or as I further authorize.
This form is valid for 30 months from the date it is signed. I have received the Notice of Information Practices, which includes the Medical Information Bureau and Fair Credit Reporting Act notices. I authorize General American to obtain an investigative consumer report on me.
A photographic copy of this is as valid as the original. I have the right to receive a copy of this if I ask for it.

                  X
                  ----------------------------------------------------------
                  Signature of Proposed Insured, Parent or Guardian of Minor

9365
(6/89)

                          CONDITIONAL RECEIPT
                          -------------------

No insurance will become effective prior to policy delivery until each and
--------------------------------------------------------------------------
every condition contained in this receipt is met. No agent or broker of the
---------------------------------------------------------------------------
company is authorized to alter or waive any of the following conditions:
------------------------------------------------------------------------

Received from                          this    day of             , 19  ,
              ------------------------      --        ------------    --
the sum of $             in connection with the application for Life
            ------------
Insurance with General American Life Insurance Company.

The conditions under which insurance, for which the above payment is intended, may become effective prior to policy delivery, are as follows:

1. Our underwriters must formally determine that the Proposed Insured was, on the Effective Date as defined later, a risk acceptable to the Company under its rules, standards and practices for the exact plan and amount of insurance and for all supplemental riders (i.e., the policy) applied for and at least standard premium rates, without any modification.
2. The amount of the payment taken with the application must be equal to the amount of the full first premium according to the mode of premium payment selected. This Conditional Receipt must be given at the same time. (Checks must be paid the first time presented.)

If each and every one of the above conditions shall have been fulfilled, then the insurance as provided by the terms and conditions of the policy applied for will become effective prior to policy delivery. The total amount of insurance (life insurance and accidental death benefits) which may become effective prior to policy delivery shall not exceed $500,000 or the amount applied for, whichever is less. This maximum amount will be reduced by any other life and accidental death insurance in force with us. However, the minimum amount will either be the amount applied for or $25,000, whichever is less.

"Effective Date" as used in this receipt means the later of (a) the date the application is signed, (b) the date of completion of all medical examinations, if required, and (c) the Policy Issue Date.

If one or more of the conditions is not met, the liability of the Company will be limited to the return of the sum received, with interest.

Insurance under this Receipt will terminate when a policy is issued by us, the date we formally determine not to offer any policy, or on the 60th day after the date of this receipt, whichever is earliest.

"ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY: DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK".

Signature of Agent
                   ----------------------------------------------------------
-----------------------------------------------------------------------------

            AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize General American, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application. This information may be about: (a) age;
(b) medical history, condition and care; (c) physical and mental health;
(d) occupation; (e) income; (f) avocations; (g) driving record; (h) other personal characteristics; and (i) other insurance. It includes the use of alcohol, drugs and tobacco.
I authorize any physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, consumer reporting agency or other insurance company, to release information about me to General American on receipt of this Authorization. I also authorize all said sources, except MIB, Inc., to give such records or knowledge to any agency or representative employed by General American to collect and transmit such information. General American or its representative(s) may also release this information about me to its reinsurer, to the MIB, Inc., or to another insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or as I further authorize.
This form is valid for 30 months from the date it is signed. I have received the Notice of Information Practices, which includes the Medical Information Bureau and Fair Credit Reporting Act notices. I authorize General American to obtain an investigative consumer report on me.
A photographic copy of this is as valid as the original. I have the right to receive a copy of this if I ask for it.

                  X
                  ----------------------------------------------------------
                  Signature of Proposed Insured, Parent or Guardian of Minor

                       PROPOSED INSURED'S COPY

9365
(6/89)

                                 General
                                American
                         LIFE INSURANCE COMPANY
                     ST. LOUIS, MISSOURI 63166 [Logo]

1. Amount if any paid in cash in exchange for the Conditional Receipt with the same number as this application. $
                                          --------------------
------------------------------------------------------------------------------
2.  (a) Name of Proposed Insured (Print Last, First, Middle)  (b) / / Male
                                                                  / / Female

    --------------------------------------------------------------------------
    (c) Social Security No.
        (Required for IRS Tax Code Compliance)

------------------------------------------------------------------------------
    (d) Date of  Mo.  Day  Yr.     (e) Age Nearest       (f) Birthplace
        Birth:                         Birthday
------------------------------------------------------------------------------
    (g) Residence Address: Number & Street, or RFD    City     State     Zip

    --------------------------------------------------------------------------
        Area   Home Phone No.

------------------------------------------------------------------------------
3.  (a) Name of Employer                 (b) Occupation

------------------------------------------------------------------------------
    (c) Business Address: Number & Street, or RFD     City     State      Zip

    --------------------------------------------------------------------------
        Area   Bus. Phone No.

------------------------------------------------------------------------------

4.  (a) Plan of Insurance:           (c) Benefits:       WP      ADB
------------------------------------------------------------------------------

    (b) Amount $                     (d) Riders:
------------------------------------------------------------------------------
5.  (a) Premiums Payable or Planned Periodic Mode:
    / / List Billing  / / Pre-Auth Check  / / Payroll Ded.
    Non-Trad. Billing Prem. $                  .
                             ------------------
        / / Minimum  / / Other
    / / ANN  / / SA  / / QR  / / MO  / / Single Premium

    List Billing Number (if adding to an existing List Billing)
                                                               ---------------
    (b) Send Premium Notices to:  / / Residence  / / Business
    / / Other
             -----------------------------------------------------------------
                                       Name

        ----------------------------------------------------------------------
                                      Address
------------------------------------------------------------------------------
6.  Dividend Option (if eligible):

    / / Pd. Up Adds.       / / Accumulation
    / / Redn. of Prem.     / / Cash
    / / Incr. Cash Value (Non-Trad. only)
    If no option is selected, the Automatic option for Trad. is Pd. Up Addns. and for Non-Trad. is Incr. Cash Value.
------------------------------------------------------------------------------
7.  Automatic Premium Payment election:
    (Trad. only)
    / / Use Dividend Accumulations
    / / Use Loan Value
    / / Use both Dividend Accumulations and Loan Value
    / / Use Neither
------------------------------------------------------------------------------
8. Beneficiary of Death Benefit. (Print full name, address, telephone number, and relationship of each to Proposed Insured)
    (a) Primary Class (will receive payment first, if living and not disqualified)



    --------------------------------------------------------------------------
    (b) Contingent Class (will receive payment only if living and not disqualified and if no primary beneficiary receives payment)



------------------------------------------------------------------------------
9. Original Owner of Policy will be: (Print full name, address, telephone number, relationship of each to Proposed Insured and Social Security Number or Tax Identification Number.)

    / / Proposed Insured
    / / Other:
-----------------------------------------------------------------------------

10. Will any life insurance or annuities be discontinued or
    changed if this policy is issued?
    If "Yes," what is the paid to date of the coverage being
    replaced? (Complete and submit required replacement
    papers.)                                                  / / Yes  / / No
------------------------------------------------------------------------------
11. Will the coverage to be replaced be terminated on the
    Premium Due Date(s) upon acceptance of a policy issued
    as a result of this application?                          / / Yes  / / No
------------------------------------------------------------------------------
12. Have you ever been declined, postponed, rated or offered a policy different than that applied for? (If "Yes,"
    give details in #14.)                                     / / Yes  / / No
------------------------------------------------------------------------------
13. In the past five years have you been in a motor vehicle
    accident or charged with a moving violation of any motor
    vehicle law or had your license restricted or revoked?    / / Yes  / / No
    (If "Yes," please give details including date(s) and
    your driver's license number in #14.)
------------------------------------------------------------------------------
9365
(6/89)

------------------------------------------------------------------------------
14. EXPLANATIONS OR ADDITIONAL INSTRUCTIONS



------------------------------------------------------------------------------
15. FOR HOME OFFICE ENDORSEMENT ONLY.
    (Not applicable in Maryland, Minnesota,
    Pennsylvania, New Hampshire, or West Virginia.)



------------------------------------------------------------------------------
16. (a) Name and address of your personal physician. If none, check / /

        Name
             -----------------------------------------------------------------

        Street #
                --------------------------------------------------------------

        City, State & Zip Code                      Phone #
                               ---------------------       -------------------

    (b) Date and reason last consulted? Date            Reason
                                             ----------        ---------------

    (c) What treatment was given or medication prescribed?
------------------------------------------------------------------------------
17. Height       ft.        in;    Weight        lbs.
           -----    -------               ------
------------------------------------------------------------------------------
18. To the best of your knowledge, is your health impaired
    in any way?                                               / / Yes  / / No
------------------------------------------------------------------------------
19. Within the last ten years, from the date of this application, have you been treated for or had any known indication of:

    (a) Heart attack, stroke, heart murmur, high blood
        pressure, chest pain, or other disorder of the
        heart or blood vessels?                               / / Yes  / / No

    (b) Diabetes, kidney disease, cancer, or any other
        malignancy?                                           / / Yes  / / No
------------------------------------------------------------------------------
20. (a) Have you ever been diagnosed by a member of the
        Medical Profession as having AIDS or any AIDS
        Related Complex?                                      / / Yes  / / No

    (b) Have you received treatment from a member of the
        Medical Profession for AIDS or any AIDS Related
        Complex?                                              / / Yes  / / No
------------------------------------------------------------------------------
21. Have you within the past 5 years consulted any
    physician or other medical practitioner for advice,
    treatment, examination or surgery?                        / / Yes  / / No
------------------------------------------------------------------------------
22. Do you currently use tobacco in any form?                 / / Yes  / / No
    Have you used tobacco in any form in the last 5 years?    / / Yes  / / No

    If yes, in what form?            How often?
                         -----------           ------------

    If discontinued, when            why?
                         -----------     ------------------
------------------------------------------------------------------------------
DETAILS of answers. (IDENTIFY QUESTION NUMBER, CIRCLE APPLICABLE ITEMS:
Include diagnoses, dates, duration and names and addresses of all attending physicians and medical facilities.)

------------------------------------------------------------------------------
All the statements contained on this application are correct and true to the best of my knowledge and belief. I agree that this application, any required medical examination and any supplement or amendment to either will be part of the policy issued. I further agree that, except as provided in the Conditional Receipt, no insurance will take effect unless and until the policy has been received and accepted by me and the first full premium paid during my lifetime and continued insurability.

Dated at
        ------------------------------  -------------------------------------
                                        (Print name of Proposed Insured)

this      day of
     ----        ---------------------

Witnessed by                            X
             -------------------------  -------------------------------------
                  (Signature of         (Signature of Proposed Insured,
                  Licensed Agent)       Parent or Guardian of Minor)


                                        -------------------------------------
                                        (Signature of Owner, if other than
                                        Proposed Insured)

9365            COMPLETE SOLICITING AGENT'S CERTIFICATION
(6/89)          -----------------------------------------

VUL SUPPLEMENT TO APPLICATION NO.
                                 ------------------------

                        INFORMATION FOR VUL PRODUCTS

IF VUL PRODUCT APPLIED FOR, THESE QUESTIONS MUST BE ANSWERED:
-------------------------------------------------------------

1.  Annual Salary from Occupation: $
                                    ----------------------

2.  Total Annual Income from All Sources: $
                                           ---------------------

3.  Net Worth $
               ---------------------

4. Net Premium Allocation: (0 or minimum of 5%. Percentages must be in whole numbers and total 100%.)

    General American Capital Company:

        / / Money Market Fund                     %
                                       -----------
        / / S & P 500 Index Fund                  %
                                       -----------
        / / Bond Index Fund                       %
                                       -----------
        / / Managed Equity Fund                   %
                                       -----------
        / / Asset Allocation Fund                 %
                                       -----------
        / / International Equity Fund             %
                                       -----------
        / / Special Equity Fund                   %
                                       -----------
        -------------------------------------------

        Van Eck Investment Trust:
        / / Gold & Natural
            Resources Fund                        %
                                       -----------

        Fidelity's VIP & VIP II Funds:

        / / Equity-Income Portfolio               %
                                       -----------
        / / Growth Portfolio                      %
                                       -----------
        / / Overseas Portfolio                    %
                                       -----------
        / / High Income Portfolio                 %
                                       -----------
        / / Asset Manager Portfolio               %
                                       -----------

        -------------------------------------------

        / / Other                                 %
                  --------------       -----------
        / / Other                                 %
                  --------------       -----------
        / / General Account                       %
                                       -----------

        ===========================================
        TOTAL ALLOCATION                          %
                                       -----------

5.  If Paid Up Additions or Accumulations dividend option
    is selected and the policy goes into its grace period,
    should these values be used to keep the policy
    in force?                                               / / Yes  / / No

6.  Suitability Information:

    (a) Have you received a prospectus for the policy
        applied for?                                        / / Yes  / / No

           Date of Prospectus
                                 -----------------------

           Date of any supplement
                                 -----------------------

    (b) Do you understand that:

        The death benefit and cash surrender value will
        increase or decrease depending on the investment
        experience,                                         / / Yes  / / No

        AND,

        There is no guaranteed minimum death benefit or
        cash surrender value?                               / / Yes  / / No

    (c) Do you believe that the policy applied for meets
        your insurance objectives and your anticipated
        financial needs?                                    / / Yes  / / No


Dated at
        ------------------------------  -------------------------------------
                                        (Print name of Proposed Insured)

this      day of
     ----        ---------------------
                                        X
Witnessed by                            -------------------------------------
             -------------------------  (Signature of Proposed Insured -
                  (Signature of         Parent or Guardian if Proposed
                  Licensed Agent)       Insured under age 15)


                                        -------------------------------------
                                        (Signature of Owner, if other than
                                        Proposed Insured)

9365            COMPLETE SOLICITING AGENT'S CERTIFICATION
(6/89)          -----------------------------------------

-----------------------------------------------------------------------------
     FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE APPLIED FOR      SECTION B
-----------------------------------------------------------------------------


     (c) Net Premium Allocation

           PLEASE NOTE:

           The following funds are NOT currently available for Select Plus or VUL-95:

               - Van Eck Investment Trust:
                     Gold & Natural Resources Fund

               - Fidelity's VIP & VIP II Funds:
                     High Income Portfolio
                     Asset Manager Portfolio

-----------------------------------------------------------------------------
9406/9365 Insert

                    SOLICITING AGENT CERTIFICATION
                    ------------------------------

1.  Did you deliver "Notice of Insurance Information
    Practices" and explanation of Medical Information Bureau
    to the Proposed Insured?                                 / / Yes  / / No

2.  To the best of your knowledge is the insurance applied
    for a replacement of other insurance or annuities? (If
    "Yes", complete and submit required papers.)             / / Yes  / / No

3.  FOR VUL APPLICATIONS ONLY:
    --------------------------
    (a) Did you deliver the current Prospectus and were all
        of the written sales materials used printed by
        General American Life Insurance Company?             / / Yes  / / No

    (b) Do you believe that the policy applied for is a
        suitable purchase for the applicant under the
        policy?                                              / / Yes  / / No



                                 --------------------------------------------
                                 (Signature of Soliciting Agent)

=============================================================================

Name and Codes of Agents to be credited with production. If not yet appointed-do not sign.

Agent
     -------------------------------------------
Agent
     -------------------------------------------
Agent
     -------------------------------------------
Agent
     -------------------------------------------

Annualized commission requested  / / Yes  / / No



------------------------------------------------
Signature of General Agent

-----------------------------------------------------------------------------

      ATTACH AGENT LABEL ONLY FOR AGENT TO BE CREDITED WITH PRODUCTION

       DO NOT ATTACH ADDITIONAL AGENT OR GENERAL AGENT LABELS UNLESS

                  IT IS YOUR INTENTION TO SPLIT COMMISSIONS.

-----------------------------------  ----------------------------------------





-----------------------------------  ----------------------------------------

9365
(6/89)